UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2011

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34473 (Commission File Number)	20-2533768 (I.R.S. Employer Identification No.)

P.O. Box 110526 4101 Research Commons 79 T.W. Alexander Drive Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 316-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Talecris Biotherapeutics Holdings Corp. (the “Company”) on May 12, 2011 exercised its right under the indenture dated as of October 21, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to call for redemption $60 million aggregate principal amount of the Company’s 7.75% Senior Notes Due 2016 (the “Notes”).  The Company intends to redeem (the “Redemption”) on June 13, 2011 (the “Redemption Date”) 10% of the originally issued aggregate principal amount of the Notes issued on October 21, 2009 (the Notes being redeemed, the “Redemption Notes”).  The redemption price for the Redemption Notes shall be equal to 103% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest to the Redemption Date.  The amount of accrued interest to the Redemption Date is approximately $6.027 per $1,000 in principal amount of Notes.

To collect the Redemption Price, plus any accrued and unpaid interest to the Redemption Date, the Redemption Notes must be surrendered for redemption to The Bank of New York Mellon Trust Company, N.A. as paying agent.  Interest on the Redemption Notes will cease to accrue on and after the Redemption Date.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALECRIS BIOTHERAPEUTICS
HOLDINGS CORP.

By:	/s/ John F. Gaither, Jr.
Name: John F. Gaither, Jr.
Title: General Counsel

Date:  May 12, 2011